Exhibit 99.1

Tenet Reports Results for Quarter Ended December 31, 2013

DALLAS — February 24, 2014 — Tenet Healthcare Corporation (NYSE:THC) today reported Adjusted EBITDA for the fourth quarter ended December 31, 2013 of $444 million, an increase of $108 million, or 32.1 percent, as compared to $336 million in the fourth quarter of 2012.

“An improving sequential-quarter volume trend and solid revenue growth contributed to a strong finish to 2013,” said Trevor Fetter, president and chief executive officer. “We enter 2014 confident in our prospects.  While we continue to face industry-wide inpatient volume headwinds, we are well-positioned to capture benefits from the evolving healthcare environment. We will continue to leverage our scale and diversity to drive growth while investing in clinical systems to enhance cost efficiencies. The integration of our recent acquisition of Vanguard is proceeding smoothly and we remain confident our targeted synergies will be achieved and are likely to be exceeded over the longer term. Finally, the healthcare coverage of newly insured patients under the Affordable Care Act will generate net benefits by reducing the burden of bad debt expense and gradually driving higher volumes.”

Discussion of Results   (Percentage changes compare Q4’13 to Q4’12, unless otherwise noted.)

Adjusted admissions declined 0.5 percent in the fourth quarter on a same-hospital basis, including a 2.3 percent decline in same-hospital inpatient admissions. Including Vanguard’s operations in both reporting periods, pro forma total-hospital adjusted admissions and admissions declined by 1.4 percent and 2.9 percent, respectively. Total same-hospital emergency department visits increased 1.0 percent, and declined 1.8 percent on a total-hospital pro forma basis. Same-hospital surgeries grew by 21.5 percent and increased 13.5 percent on a total-hospital pro forma basis.

Net operating revenues were $3.885 billion, an increase of $1.554 billion, or 66.7 percent, compared to net operating revenues of $2.331 billion in the fourth quarter of 2012.  Same-hospital net operating revenues were $2.471 billion, an increase of $140 million, or 6.0 percent, compared to net operating revenues of $2.331 billion in the fourth quarter of 2012. Same-hospital net patient revenue per adjusted admission was $12,038, an increase of 1.4 percent. This pricing increase primarily reflects improved terms in commercial managed care contracts and incremental Medicaid revenues related to the California Provider Fee program. These favorable items were partially offset by adverse changes in payer mix. Same-hospital commercial managed care revenue increased 5.2 percent per admission, 4.5 percent per patient day, and 1.4 percent per outpatient visit. Net operating revenues in the fourth quarter of 2013 included $19 million of revenues from the California Provider Fee program, a $7 million increase as compared to the $12 million recognized in the fourth quarter of 2012. The California legislature has approved and the governor has signed a 36-month extension to the California Provider Fee program effective January 1, 2014. The renewal also includes a framework to extend the program for at least three years beyond 2016. As previously disclosed, and based on preliminary estimates, Tenet expects to recognize approximately $475 million of net revenues under this program over the three year period ending December 31, 2016.

Same-hospital selected operating expenses for hospital operations, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased by 3.7 percent on a per adjusted admission basis. The selected operating expense metric for hospital operations excludes the Company’s Conifer services business, health plans, and a provider network in Southern California that includes contracted independent physicians, ancillary providers and hospitals. Excluding incremental expenses related to increased physician employment, the increase in selected operating expenses per adjusted admission was 2.0 percent. Supplies expense per adjusted admission increased by 2.9 percent. These cost metrics represent favorable variances to the Company’s forecasted performance. The operating expense increases reflect volume growth in the Company’s supply-intensive service lines, especially surgical volume, as well as increases in employee compensation. The growth in supply-intensive service lines contributed to a 1.4 percent increase in the same-hospital case mix index and a 21.5 percent increase in same-hospital surgeries. Electronic health records incentives recorded in the fourth quarter of 2013 were $48 million, a $21 million increase compared to the $27 million recognized in the fourth quarter of 2012. These incentive payments are excluded from the definition of selected operating expenses.

Same-hospital bad debt expense increased by $5 million to $205 million in the fourth quarter of 2013 compared to last year’s fourth quarter. The increase in bad debt expense was primarily attributable to an increase in uninsured revenues.  Same-hospital bad debt expense as a percent of revenues before bad debts was 7.7 percent, a decrease of 20 basis points compared to 7.9 percent in the fourth quarter of 2012. The Company’s same-hospital self-pay collection rate was 28.7 percent in the fourth quarter of 2013, a 20 basis point decline compared to 28.9 percent in the fourth quarter of 2012.  The same-hospital commercial managed care collection rate was 98.3 percent in the fourth quarter of 2013, a 30 basis point increase compared to 98.0 percent in the fourth quarter of 2012.

Conifer reported Adjusted EBITDA of $36 million, an increase of $5 million, or 16.1 percent, compared to $31 million in the fourth quarter of 2012. Conifer’s revenues were $264 million in the fourth quarter of 2013, an increase of $113 million, or 74.8 percent, compared to $151 million in the fourth quarter of 2012.

Income from continuing operations, excluding $60 million in after-tax impairments, restructuring charges, acquisition-related costs, litigation and investigation costs and loss on debt extinguishment, was $43 million after-tax, or $0.43 per diluted share. The comparable after-tax exclusions were $8 million in the fourth quarter of 2012, which resulted in income from continuing operations of $65 million, or $0.60 per diluted share.

Net loss attributable to common shareholders in the fourth quarter of 2013 was $24 million after-tax, or $0.24 per share, compared to net income of $49 million after-tax, or $0.45 per diluted share, in the fourth quarter of 2012. The loss from continuing operations in the fourth quarter of 2013 included a $73 million increase in pre-tax interest expense compared the fourth quarter of 2012. This increased interest expense reflects incremental net debt from December 31, 2012 to December 31, 2013 of $5.8 billion. The increase in debt includes approximately $4.6 billion related to the financing of the Vanguard acquisition and $400 million to finance share repurchases.

Cash and cash equivalents were $113 million at December 31, 2013 compared to $82 million at September 30, 2013. The Company had a $405 million balance on its bank line at December 31, 2013 compared to $210 million at September 30, 2013. Accounts receivable days were 48 days at December 31, 2013. Approximately $100 million of aggregate net revenues related to the California Provider Fee program and the Texas uncompensated care 1115 Waiver program had not been received by the Company as of December 31, 2013.

Tenet invested $100 million to repurchase approximately 2.390 million shares in the fourth quarter of 2013.  The Board Authorized Repurchase Program of $500 million was completed as of December 31, 2013. Under this completed authorization and a prior authorization initiated in 2011, Tenet invested $1.192 billion to repurchase 45.925 million shares, or approximately 34 percent of its outstanding shares, including its convertible preferred stock, at a weighted average price of $25.96 per share.

Outlook for 2014 Adjusted EBITDA

The Company’s Outlook range for 2014 Adjusted EBITDA is $1.8 billion to $1.9 billion. The 2014 Outlook includes an assumed contribution of $50 million to $100 million from the Affordable Care Act, before the adverse impact of reduced government reimbursement rates of approximately $50 million. The 2014 Outlook assumes a favorable impact of $50 to $100 million from the capture of synergies related to the Vanguard acquisition. The EBITDA contributions from both the ACA and Vanguard synergies are assumed to be recognized predominantly in the second half of the year. The 2014 Outlook includes assumptions which reflect the continuing inpatient headwinds impacting the industry. Pro forma total-hospital admissions are assumed to decline by two percent to flat and adjusted admissions are assumed to decline by one percent to growth of one percent. This 2014 Adjusted EBITDA Outlook is consistent with earnings per share of $0.49 to $1.67. The Company’s Outlook for Adjusted EBITDA in the first quarter of 2014 is $350 million to $400 million. The first quarter Outlook assumes $10 million of electronic health records incentives, no recognition of revenues from the California Provider Fee Program since the program has not yet been approved by the federal government, and minimal contributions from healthcare reform and Vanguard synergies.

Management’s Webcast Discussion of Fourth Quarter Results and 2014 Outlook

Tenet management will discuss the Company’s fourth quarter 2013 results and its 2014 Outlook on a 10:00 a.m. (ET) webcast on February 25, 2014. This webcast may be accessed through Tenet’s website at www.tenethealth.com/investors. A set of slides which will be referred to on the conference call is also available on the Company’s website.

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in its Form 10-K report, which will be filed with the Securities and Exchange Commission and posted on the Tenet investor relations website before the webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income attributable to Tenet common shareholders is included in the financial tables at the end of this release.

Tenet Healthcare Corporation, a leading health care services company, through its subsidiaries operates 77 hospitals, 186 outpatient centers and Conifer Health Solutions, a leader in business process solutions for health care providers that serves more than 700 hospital and other clients nationwide.  Tenet’s hospitals and related health care facilities are committed to providing high quality care to patients in the communities they serve.  For more information, please visit www.tenethealth.com.

Media: Steven Campanini (469) 893-2247	Investors: Thomas Rice (469) 893-2522
Steven.Campanini@tenethealth.com	Thomas.Rice@tenethealth.com

# # #

This release contains “forward-looking statements” — that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2013, and in our quarterly reports on Form 10-Q, periodic reports on Form 8-K and other filings with the Securities and Exchange Commission. The information contained in this release is as of the date hereof. The Company assumes no obligation to update forward-looking statements contained in this release as a result of new information or future events or developments.

Tenet uses its company web site to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,
(Dollars in millions except per share amounts)	2013	%	2012	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$4,233		$2,531		67.2%
Less: Provision for doubtful accounts	348		200		74.0%
Net operating revenues	3,885	100.0%	2,331	100.0%	66.7%
Operating expenses:
Salaries, wages and benefits	1,872	48.2%	1,091	46.8%	71.6%
Supplies	626	16.1%	388	16.6%	61.3%
Other operating expenses, net	991	25.5%	543	23.3%	82.5%
Electronic health record incentives	(48)	(1.2)%	(27)	(1.2)%	77.8%
Depreciation and amortization	191	4.9%	116	5.0%	64.7%
Impairment and restructuring charges, and acquisition-related costs	58	1.5%	7	0.3%
Litigation and investigation costs	28	0.7%	2	0.1%
Operating income	167	4.3%	211	9.1%
Interest expense	(182)		(109)
Loss from early extinguishment of debt	—		(4)
Investment earnings (loss)	—		(1)
Income (loss) from continuing operations, before income taxes	(15)		97
Income tax benefit (expense)	8		(35)
Income (loss) from continuing operations, before discontinued operations	(7)		62
Discontinued operations:
Loss from operations	—		(9)
Income tax benefit (expense)	(7)		1
Loss from discontinued operations	(7)		(8)
Net income (loss)	(14)		54
Less: Net income attributable to noncontrolling interests
Continuing operations	10		5
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(24)		$49
Amounts attributable to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(17)		$57
Loss from discontinued operations, net of tax	(7)		(8)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(24)		$49
Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$(0.17)		$0.54
Discontinued operations	(0.07)		(0.08)
	$(0.24)		$0.46
Diluted
Continuing operations	$(0.17)		$0.52
Discontinued operations	(0.07)		(0.07)
	$(0.24)		$0.45
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	98,586		105,961
Diluted*	98,586		108,960

*Had we generated income from continuing operations in the three months ended December 31, 2013, the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 2,472 shares.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Year Ended December 31,
(Dollars in millions except per share amounts)	2013	%	2012	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$12,074		$9,904		21.9%
Less: Provision for doubtful accounts	972		785		23.8%
Net operating revenues	11,102	100.0%	9,119	100.0%	21.7%
Operating expenses:
Salaries, wages and benefits	5,371	48.4%	4,257	46.7%	26.2%
Supplies	1,784	16.1%	1,552	17.0%	14.9%
Other operating expenses, net	2,701	24.3%	2,147	23.5%	25.8%
Electronic health record incentives	(96)	(0.9)%	(40)	(0.4)%	140.0%
Depreciation and amortization	545	4.9%	430	4.7%	26.7%
Impairment and restructuring charges, and acquisition-related costs	103	0.9%	19	0.2%
Litigation and investigation costs	31	0.3%	5	0.1%
Operating income	663	6.0%	749	8.2%
Interest expense	(474)		(412)
Loss from early extinguishment of debt	(348)		(4)
Investment earnings	1		1
Income (loss) from continuing operations, before income taxes	(158)		334
Income tax benefit (expense)	65		(125)
Income (loss) from continuing operations, before discontinued operations	(93)		209
Discontinued operations:
Loss from operations	(5)		(2)
Impairment of long-lived assets and goodwill, and restructuring charges, net	—		(100)
Litigation and investigation costs	(2)		—
Net gains on sales of facilities	—		1
Income tax benefit (expense)	(4)		25
Loss from discontinued operations	(11)		(76)
Net income (loss)	(104)		133
Less: Preferred stock dividends	—		11
Less: Net income (loss) attributable to noncontrolling interests
Continuing operations	30		13
Discontinued operations	—		(32)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(134)		$141
Amounts attributable to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(123)		$185
Loss from discontinued operations, net of tax	(11)		(44)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(134)		$141
Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$(1.21)		$1.77
Discontinued operations	(0.11)		(0.42)
	$(1.32)		$1.35
Diluted
Continuing operations	$(1.21)		$1.70
Discontinued operations	(0.11)		(0.40)
	$(1.32)		$1.30
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	101,648		104,200
Diluted*	101,648		108,926

*Had we generated income from continuing operations in the year ended December 31, 2013, the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 2,310 shares

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
(Dollars in millions)	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$113	$364
Accounts receivable, less allowance for doubtful accounts	2,038	1,345
Inventories of supplies, at cost	262	153
Income tax receivable	—	7
Current portion of deferred income taxes	581	354
Other current assets	716	458
Total current assets	3,710	2,681
Investments and other assets	405	162
Deferred income taxes, net of current portion	90	342
Property and equipment, at cost, less accumulated depreciation and amortization	7,691	4,293
Goodwill	3,042	916
Other intangible assets, at cost, less accumulated amortization	1,192	650
Total assets	$16,130	$9,044

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$149	$94
Accounts payable	1,075	722
Accrued compensation and benefits	631	415
Professional and general liability reserves	156	64
Accrued interest payable	198	125
Other current liabilities	719	343
Total current liabilities	2,928	1,763
Long-term debt, net of current portion	10,690	5,158
Professional and general liability reserves	543	292
Defined benefit plan obligations	398	292
Other long-term liabilities	446	305
Total liabilities	15,005	7,810
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	247	16
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,572	4,471
Accumulated other comprehensive loss	(24)	(68)
Accumulated deficit	(1,422)	(1,288)
Common stock in treasury, at cost	(2,378)	(1,979)
Total shareholders’ equity	755	1,143
Noncontrolling interests	123	75
Total equity	878	1,218
Total liabilities and equity	$16,130	$9,044

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
(Dollars in millions)	2013	2012
Net income (loss)	$(104)	$133
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	545	430
Provision for doubtful accounts	972	785
Deferred income tax expense (benefit)	(67)	92
Stock-based compensation expense	36	32
Impairment and restructuring charges, and acquisition-related costs	103	19
Litigation and investigation costs	31	5
Loss from early extinguishment of debt	348	4
Amortization of debt discount and debt issuance costs	19	22
Pre-tax loss from discontinued operations	7	101
Other items, net	(33)	(12)
Changes in cash from operating assets and liabilities:
Accounts receivable	(1,060)	(868)
Inventories and other current assets	(130)	(59)
Income taxes	—	(5)
Accounts payable, accrued expenses and other current liabilities	38	9
Other long-term liabilities	13	3
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(114)	(63)
Net cash used in operating activities from discontinued operations, excluding income taxes	(15)	(35)
Net cash provided by operating activities	589	593
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(691)	(506)
Purchases of property and equipment — discontinued operations	—	(2)
Purchases of businesses or joint venture interests	(1,515)	(211)
Proceeds from sales of facilities and other assets — discontinued operations	16	45
Proceeds from sales of marketable securities, long-term investments and other assets	15	17
Other long-term assets	8	(9)
Other items, net	3	4
Net cash used in investing activities	(2,164)	(662)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(1,286)	(1,773)
Proceeds from borrowings under credit facility	1,691	1,693
Repayments of other borrowings	(5,133)	(248)
Proceeds from other borrowings	6,507	1,092
Repurchases of preferred stock	—	(292)
Deferred debt issuance costs	(154)	(17)
Repurchases of common stock	(400)	(126)
Cash dividends on preferred stock	—	(14)
Distributions paid to noncontrolling interests	(27)	(15)
Contributions from noncontrolling interests	99	3
Proceeds from exercise of stock options	22	11
Other items, net	5	6
Net cash provided by financing activities	1,324	320
Net increase (decrease) in cash and cash equivalents	(251)	251
Cash and cash equivalents at beginning of period	364	113
Cash and cash equivalents at end of period	$113	$364
Supplemental disclosures:
Interest paid, net of capitalized interest	$(426)	$(376)
Income tax payments, net	$(6)	$(13)

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS — CONTINUING SAME HOSPITALS
(Unaudited)

(Dollars in millions except per patient day, per	Three Months Ended December 31,			Year Ended December 31,
admission and per visit amounts)	2013	2012	Change	2013	2012	Change

Net inpatient revenues	$1,521	$1,544	(1.5)%	$6,101	$6,200	(1.6)%
Net outpatient revenues	$864	$821	5.2%	$3,366	$3,167	6.3%

Number of acute care hospitals (at end of period)	49	49	— %*	49	49	— %*
Licensed beds (at end of period)	13,178	13,216	(0.3)%	13,178	13,216	(0.3)%
Average licensed beds	13,179	13,216	(0.3)%	13,180	13,187	(0.1)%
Utilization of licensed beds	47.4%	47.7%	(0.3)%*	48.1%	49.1%	(1.0)%*
Patient days — total	574,796	580,426	(1.0)%	2,315,304	2,368,916	(2.3)%
Adjusted patient days	920,975	915,231	0.6%	3,683,018	3,693,218	(0.3)%
Net inpatient revenue per patient day	$2,646	$2,660	(0.5)%	$2,635	$2,617	0.7%
Total admissions	122,404	125,290	(2.3)%	490,624	506,485	(3.1)%
Adjusted patient admissions	198,129	199,191	(0.5)%	787,995	796,520	(1.1)%
Net inpatient revenue per admission	$12,426	$12,323	0.8%	$12,435	$12,241	1.6%
Average length of stay (days)	4.70	4.63	1.5%	4.72	4.68	0.9%
Total surgeries	119,076	98,045	21.5%	440,213	380,955	15.6%
Outpatient visits	1,088,194	1,053,499	3.3%	4,287,116	4,167,114	2.9%
Net outpatient revenue per visit	$794	$779	1.9%	$785	$760	3.3%
Net patient revenue per adjusted admission	$12,038	$11,873	1.4%	$12,014	$11,760	2.2%

Net Patient Revenues from:
Medicare	20.9%	22.4%	(1.5)%*	21.6%	23.4%	(1.8)%*
Medicaid	8.1%	8.3%	(0.2)%*	8.7%	8.4%	0.3%*
Managed care	59.7%	58.3%	1.4%*	58.7%	57.4%	1.3%*
Indemnity, self-pay and other	11.3%	11.0%	0.3%*	11.0%	10.8%	0.2%*

* This change is the difference between the 2013 and 2012 amounts shown

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS — CONTINUING TOTAL HOSPITALS
(Unaudited)

(Dollars in millions except per patient day, per	Three Months Ended December 31,			Year Ended December 31,
admission and per visit amounts)	2013	2012	Change	2013	2012	Change

Net inpatient revenues	$2,372	$1,544	53.6%	$6,952	$6,200	12.1%
Net outpatient revenues	$1,357	$821	65.3%	$3,859	$3,167	21.9%

Number of acute care hospitals (at end of period)	77	49	28 *	77	49	28 *
Licensed beds (at end of period)	20,293	13,216	53.5%	20,293	13,216	53.5%
Average licensed beds	20,294	13,216	53.6%	14,963	13,187	13.5%
Utilization of licensed beds	47.2%	47.7%	(0.5)%*	48.0%	49.1%	(1.1)%*
Patient days — total	880,737	580,426	51.7%	2,621,245	2,368,916	10.7%
Adjusted patient days	1,481,291	915,231	61.8%	4,243,334	3,693,218	14.9%
Net inpatient revenue per patient day	$2,693	$2,660	1.2%	$2,652	$2,617	1.3%
Total admissions	190,506	125,290	52.1%	558,726	506,485	10.3%
Adjusted patient admissions	325,410	199,191	63.4%	915,276	796,520	14.9%
Net inpatient revenue per admission	$12,451	$12,323	1.0%	$12,443	$12,241	1.7%
Average length of stay (days)	4.62	4.63	(0.2)%	4.69	4.68	0.2%
Total surgeries	168,730	98,045	72.1%	489,867	380,955	28.6%
Outpatient visits	1,875,684	1,053,499	78.0%	5,074,606	4,167,114	21.8%
Net outpatient revenue per visit	$723	$779	(7.2)%	$760	$760	—%
Net patient revenue per adjusted admission	$11,459	$11,873	(3.5)%	$11,812	$11,760	0.4%

Net Patient Revenues from:
Medicare	21.8%	22.4%	(0.6)%*	21.8%	23.4%	(1.6)%*
Medicaid	9.3%	8.3%	1.0%*	9.0%	8.4%	0.6%*
Managed care	57.7%	58.3%	(0.6)%*	58.1%	57.4%	0.7%*
Indemnity, self-pay and other	11.2%	11.0%	0.2%*	11.1%	10.8%	0.3%*

* This change is the difference between the 2013 and 2012 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

Fiscal 2013 Calendar Quarter

(Unaudited)

	Three Months Ended				Year Ended
(Dollars in millions except per share amounts)	03/31/13	06/30/13	09/30/13	12/31/13	12/31/13

Net operating revenues:
Net operating revenues before provision for doubtful accounts	$2,594	$2,629	$2,618	$4,233	$12,074
Less: Provision for doubtful accounts	207	207	210	348	972
Net operating revenues	2,387	2,422	2,408	3,885	11,102
Operating expenses:
Salaries, wages and benefits	1,161	1,166	1,172	1,872	5,371
Supplies	384	387	387	626	1,784
Other operating expenses, net	568	567	575	991	2,701
Electronic health record incentives	—	(34)	(14)	(48)	(96)
Depreciation and amortization	114	121	119	191	545
Impairment and restructuring charges, and acquisition-related costs	14	11	20	58	103
Litigation and investigation costs	—	2	1	28	31
Operating income	146	202	148	167	663
Interest expense	(103)	(98)	(91)	(182)	(474)
Loss from early extinguishment of debt	(177)	(171)	—	—	(348)
Investment earnings	—	1	—	—	1
Income (loss) from continuing operations, before income taxes	(134)	(66)	57	(15)	(158)
Income tax benefit (expense)	53	20	(16)	8	65
Income (loss) from continuing operations, before discontinued operations	(81)	(46)	41	(7)	(93)
Discontinued operations:
Income (loss) from operations	(3)	6	(8)	—	(5)
Litigation and investigation costs	—	—	(2)	—	(2)
Income tax benefit (expense)	1	(3)	5	(7)	(4)
Income (loss) from discontinued operations	(2)	3	(5)	(7)	(11)
Net income (loss)	(83)	(43)	36	(14)	(104)
Less: Net income attributable to noncontrolling interests
Continuing operations	5	7	8	10	30
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(88)	$(50)	$28	$(24)	$(134)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(86)	$(53)	$33	$(17)	$(123)
Income (loss) from discontinued operations, net of tax	(2)	3	(5)	(7)	(11)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(88)	$(50)	$28	$(24)	$(134)

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$(0.83)	$(0.52)	$0.33	$(0.17)	$(1.21)
Discontinued operations	(0.02)	0.03	(0.05)	(0.07)	(0.11)
	$(0.85)	$(0.49)	$0.28	$(0.24)	$(1.32)
Diluted
Continuing operations	$(0.83)	$(0.52)	$0.32	$(0.17)	$(1.21)
Discontinued operations	(0.02)	0.03	(0.05)	(0.07)	(0.11)
	$(0.85)	$(0.49)	$0.27	$(0.24)	$(1.32)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	104,103	103,010	100,894	98,586	101,648
Diluted	104,103	103,010	103,098	98,586	101,648

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING SAME HOSPITALS

(Unaudited)

(Dollars in millions except per patient day,	Three Months Ended				Year Ended
per admission and per visit amounts)	03/31/13	06/30/13	09/30/13	12/31/13	12/31/13

Net inpatient revenues	$1,536	$1,542	$1,502	$1,521	$6,101
Net outpatient revenues	$813	$844	$845	$864	$3,366

Number of acute care hospitals (at end of period)	49	49	49	49	49
Licensed beds (at end of period)	13,180	13,180	13,180	13,178	13,178
Average licensed beds	13,180	13,180	13,180	13,179	13,180
Utilization of licensed beds	50.9%	47.3%	47.0%	47.4%	48.1%
Patient days — total	603,285	567,390	569,833	574,796	2,315,304
Adjusted patient days	939,840	909,720	912,483	920,975	3,683,018
Net inpatient revenue per patient day	$2,546	$2,718	$2,636	$2,646	$2,635
Total admissions	125,929	120,722	121,569	122,404	490,624
Adjusted patient admissions	197,665	195,440	196,761	198,129	787,995
Net inpatient revenue per admission	$12,197	$12,773	$12,355	$12,426	$12,435
Average length of stay (days)	4.79	4.70	4.69	4.70	4.72
Total surgeries	101,413	108,669	111,055	119,076	440,213
Outpatient visits	1,054,789	1,072,712	1,071,421	1,088,194	4,287,116
Net outpatient revenue per visit	$771	$787	$789	$794	$785
Net patient revenue per adjusted admission	$11,884	$12,208	$11,928	$12,038	$12,014

Net Patient Revenues from:
Medicare	23.0%	21.0%	21.3%	20.9%	21.6%
Medicaid	8.0%	9.9%	8.8%	8.1%	8.7%
Managed care	57.9%	58.1%	58.8%	59.7%	58.7%
Indemnity, self-pay and other	11.1%	11.0%	11.1%	11.3%	11.0%

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING TOTAL HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended				Year Ended
	03/31/13	06/30/13	09/30/13	12/31/13	12/31/13

Net inpatient revenues	$1,536	$1,542	$1,502	$2,372	$6,952
Net outpatient revenues	$813	$844	$845	$1,357	$3,859

Number of acute care hospitals (at end of period)	49	49	49	77	77
Licensed beds (at end of period)	13,180	13,180	13,180	20,293	20,293
Average licensed beds	13,180	13,180	13,180	20,294	14,963
Utilization of licensed beds	50.9%	47.3%	47.0%	47.2%	48.0%
Patient days — total	603,285	567,390	569,833	880,737	2,621,245
Adjusted patient days	939,840	909,720	912,483	1,481,291	4,243,334
Net inpatient revenue per patient day	$2,546	$2,718	$2,636	$2,693	$2,652
Total admissions	125,929	120,722	121,569	190,506	558,726
Adjusted patient admissions	197,665	195,440	196,761	325,410	915,276
Net inpatient revenue per admission	$12,197	$12,773	$12,355	$12,451	$12,443
Average length of stay (days)	4.79	4.70	4.69	4.62	4.69
Total surgeries	101,413	108,669	111,055	168,730	489,867
Outpatient visits	1,054,789	1,072,712	1,071,421	1,875,684	5,074,606
Net outpatient revenue per visit	$771	$787	$789	$723	$760
Net patient revenue per adjusted admission	$11,884	$12,208	$11,928	$11,459	$11,812

Net Patient Revenues from:
Medicare	23.0%	21.0%	21.3%	21.8%	21.8%
Medicaid	8.0%	9.9%	8.8%	9.3%	9.0%
Managed care	57.9%	58.1%	58.8%	57.7%	58.1%
Indemnity, self-pay and other	11.1%	11.0%	11.1%	11.2%	11.1%

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

	December 31,	December 31,
	2013	2012
Assets
Hospital Operations and other	$15,874	$8,825
Conifer	256	219
Total	$16,130	$9,044

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Capital expenditures:
Hospital Operations and other	$283	$143	$670	$495
Conifer	10	5	21	13
Total	$293	$148	$691	$508

Net operating revenues:
Hospital Operations and other	$3,747	$2,277	$10,587	$9,002
Conifer
Tenet	126	97	404	371
Other customers	138	54	515	117
	4,011	2,428	11,506	9,490
Intercompany eliminations	(126)	(97)	(404)	(371)
Total	$3,885	$2,331	$11,102	$9,119

Adjusted EBITDA:
Hospital Operations and other	$408	$305	$1,210	$1,098
Conifer	36	31	132	105
Total	$444	$336	$1,342	$1,203

Depreciation and amortization:
Hospital Operations and other	$187	$113	$526	$420
Conifer	4	3	19	10
Total	$191	$116	$545	$430

Adjusted EBITDA	$444	$336	$1,342	$1,203
Depreciation and amortization	(191)	(116)	(545)	(430)
Impairments and restructuring charges, and acquisition-related costs	(58)	(7)	(103)	(19)
Litigation and investigation costs	(28)	(2)	(31)	(5)
Interest expense	(182)	(109)	(474)	(412)
Loss from early extinguishment of debt	—	(4)	(348)	(4)
Investment earnings	—	(1)	1	1
Income (loss) before income taxes	$(15)	$97	$(158)	$334

(1) Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, net of tax; (2) net loss (income) attributable to noncontrolling interests; (3) preferred stock dividends; (4) income (loss) from discontinued operations, net of tax; (5) income tax benefit (expense); (6) investment earnings (loss); (7) gain (loss) from early extinguishment of debt; (8) net gain (loss) on sales of investments; (9) interest expense; (10) litigation and investigation benefit (costs), net of insurance recoveries; (11) hurricane insurance recoveries, net of costs; (12) impairment and restructuring charges and acquisition-related costs; and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and twelve months ended December 31, 2013 and 2012.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA to Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in millions)	2013	2012	2013	2012
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(24)	$49	$(134)	$141
Less: Net (income) loss attributable to noncontrolling interests	(10)	(5)	(30)	19
Preferred stock dividends	—	—	—	(11)
Loss from discontinued operations, net of tax	(7)	(8)	(11)	(76)
Income (loss) from continuing operations	(7)	62	(93)	209
Income tax (expense) benefit	8	(35)	65	(125)
Investment earnings (loss)	—	(1)	1	1
Loss from early extinguishment of debt	—	(4)	(348)	(4)
Interest expense	(182)	(109)	(474)	(412)
Operating income	167	211	663	749
Litigation and investigation costs	(28)	(2)	(31)	(5)
Impairment and restructuring charges, and acquisition-related costs	(58)	(7)	(103)	(19)
Depreciation and amortization	(191)	(116)	(545)	(430)
Adjusted EBITDA	$444	$336	$1,342	$1,203

Net operating revenues	$3,885	$2,331	$11,102	$9,119

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	11.4%	14.4%	12.1%	13.2%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #2 - Reconciliation of Adjusted Free Cash Flow

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in millions)	2013	2012	2013	2012
Net cash provided by operating activities	$255	$256	$589	$593
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements	(78)	(7)	(114)	(63)
Net cash used in operating activities from discontinued operations	(10)	(16)	(15)	(35)
Adjusted net cash provided by operating activities — continuing operations	343	279	718	691
Purchases of property and equipment — continuing operations	(293)	(148)	(691)	(506)
Adjusted free cash flow — continuing operations	$50	$131	$27	$185

Table #3 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for the Year Ending December 31, 2014

(Unaudited)

	2014
(Dollars in millions)	Low	High
Net income attributable to Tenet Healthcare Corporation common shareholders	$44	$167
Less:
Net (income) attributable to noncontrolling interests	(65)	(55)
Loss from discontinued operations, net of tax	(5)	0
Income (loss) from continuing operations	$114	$222
Income tax expense (a)	(76)	(148)
Income from continuing operations, before income taxes	$190	$370
Interest expense, net	(760)	(730)
Operating income	$950	$1,100
Impairment and restructuring charges, acquisition-related and litigation costs (b)	—	—
Depreciation and amortization	(850)	(800)
Adjusted EBITDA	$1,800	$1,900
Net operating revenues	$15,700	$16,000

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	11.5%	11.9%

(a)        Uses a tax rate of 40% excluding unusual adjustments

(b)        Company does not forecast impairment and restructuring charges, acquisition-related and litigation costs

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #4 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Income from Continuing Operations

for the Year Ending December 31, 2014

(Unaudited)

	2014
(Dollars in millions except per share amounts)	Low	High
Adjusted EBITDA	$1,800	$1,900
Depreciation and amortization	(850)	(800)
Interest expense, net	(760)	(730)
Income from continuing operations before income taxes	$190	$370
Income tax expense (a)	(76)	(148)
Income from continuing operations	$114	$222
Net (income) attributable to noncontrolling interests	(65)	(55)
Net income attributable to common shareholders	$49	$167

Fully diluted weighted average shares outstanding (in millions)	100	100

Fully diluted earnings per share — continuing operations	$0.49	$1.67

(a)        Uses a tax rate of 40% excluding unusual adjustments

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table 5 - Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December 31, 2014

(Unaudited)

	2014
(Dollars in millions)	Low	High
Net cash provided by operating activities	$1,035	$1,095
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(a)	—	—
Net cash used in operating activities from discontinued operations	(15)	(5)
Adjusted net cash provided by operating activities — continuing operations	$1,050	$1,100
Purchases of property and equipment — continuing operations	(1,000)	(900)
Adjusted free cash flow — continuing operations	$50	$200

(a)        Company does not forecast impairment and restructuring charges, acquisition-related and litigation costs